EXHIBIT 10(q)


               , 2002
---------------

PERSONAL AND CONFIDENTIAL
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Relm Wireless Corporation
7100 Technology Drive
West Melbourne, FL 32904

Gentlemen:

         This letter agreement ("Agreement") confirms the terms and conditions of the exclusive engagement of Noble International Investments, Inc. ("Noble") by Relm Wireless Corporation (the "Company") to render certain financial advisory and investment banking services to the Company.

1.       Services. Noble agrees to perform the following services:
         --------

         (a) We shall make arrangements for you to meet with our research department with the prospects of initiating coverage of your Company pursuant to the production of a research report;

         (b) We shall assist the Company on market awareness of its stock by setting up road shows with retail and institutional brokers and sponsoring the Company at industry conferences;

         (c) We shall advise the Company as to issues of capital formation including but not limited to stock buybacks, splits, dividends, floating new securities, representation at shareholder meetings and presentations to your Board of Directors;

         (d) We shall assist the Company, by acting as a solicitation agent to the Company, to encourage the Company security holders to exercise their rights to purchase units in the Company's rights offering (the "Rights Offering"), the registration statement for which was declared effective by the Securities and Exchange Commission on the date hereof.

2.       Fees. The Company agrees to pay Noble for its services as follows: a
         ----
Financial Advisory Fee (the "Advisory Fee") of $2,000.00 for each month during the Term (as hereinafter defined) payable annually in advance by the Company to Noble upon the closing of the Rights Offering. The Advisory Fee shall be paid in cash. If after twelve (12) months, Noble meets or exceeds the standards of performance on the services provided, the Advisory Fee will be $3,000.00 for each month of the Additional Term (as hereinafter defined). The performance standards will be mutually agreed upon and attached as Exhibit A to this Agreement upon the closing of the Rights Offering.

Page 2
Relm Advisory Letter
________________, 2002


3.       Term. The term of this Agreement shall commence on the date hereof and
         ----
end on the first anniversary of the date hereof (the "Term"). This Agreement may be renewed for an additional twelve (12) month term (the "Additional Term") upon mutual written agreement of the parties hereto. This agreement may not be terminated by either party without the prior written consent of the other party.

4.       Matters Relating to Engagement. The Company acknowledges that Noble has
         ------------------------------
been retained solely to provide the services set forth in this Agreement. In rendering such services, Noble shall act as an independent contractor, and any duties of Noble arising out of its engagement hereunder shall be owed solely to the Company. The Company further acknowledges that Noble may perform certain of the services described herein through one or more of its affiliates.

         The Company acknowledges that Noble is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. The Company acknowledges and agrees that in connection with the performance of Noble's services hereunder (or any other services) that neither Noble nor any of its employees will be providing the Company with legal, tax or accounting advice or guidance (and no advice or guidance provided by Noble or its employees to the Company should be construed as such) and that neither Noble nor its employees hold itself or themselves out to be advisors as to legal, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own legal, tax, accounting and other advisors concerning all matters and advice rendered by Noble to the Company and the Company shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the advice and guidance given by Noble to the Company and the transactions contemplated by this Agreement. Neither Noble nor its employees shall have any responsibility or liability whatsoever to the Company or its affiliates with respect thereto.

         The Company recognizes and confirms that in performing its duties pursuant to this Agreement, Noble will be using and relying on data, material, and other information (the "Information") furnished by the Company, a strategic partner or their respective employees and representatives. The Company will cooperate with Noble and will furnish Noble with all Information concerning the Company and any transaction or financing which Noble deems appropriate and will provide Noble with access to the Company's officers, directors, employees, independent accountants and legal counsel for the purpose of performing Noble's obligations pursuant to this Agreement. The Company hereby agrees and represents that all Information furnished to Noble pursuant to this Agreement shall be accurate and complete in all material respects at the time provided, and that, if the Information becomes materially inaccurate, incomplete or misleading during the term of Noble's engagement hereunder, the Company shall promptly advise Noble in writing. Accordingly, Noble assumes no responsibility for the accuracy and completeness of the Information. In rendering its services, Noble will be using and relying upon the Information without independent verification evaluation thereof.

Page 2
Relm Advisory Letter
________________, 2002


5.       Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Florida without regard to the conflict of laws provisions thereof.

6.       No Brokers or Investment Bankers. The Company represents and warrants
         --------------------------------
to Noble that there are no brokers, investment bankers, representatives or other persons which have an interest in compensation due to Noble from any transaction contemplated herein or which would otherwise be due any fee, commission or remuneration upon consummation of any transaction or financing.

7.       Authorization. The Company and Noble represent and warrant that each
         -------------
has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound.

8.       Miscellaneous. This Agreement constitutes the entire understanding and
         -------------
agreement between the Company and Noble with respect to the subject matter hereof and supersedes all prior understanding or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in anyway the meaning or interpretation of this Agreement.

         Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided and returning this Agreement to Noble for execution, whereupon Noble will send the Company a fully executed original hereof which shall constitute a binding agreement as of the date first above written.



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


                  Thank you. We look forward to a successful and mutually rewarding relationship.


NOBLE INTERNATIONAL INVESTMENTS, INC.


By:
   -----------------------------------------
      Nico P. Pronk, President


AGREED AND ACCEPTED:

RELM WIRELESS CORPORATION


By:
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Name:
     ---------------------------------------
Title:
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